Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact: Jeffrey S. Beyersdorfer (915) 534-1400	Media Contact: Gary Hanson (915) 534-1400
WESTERN REFINING ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010 RESULTS
2010 Initiatives Position Company To Capitalize On Strong 2011 Inland Refining Margins
EL PASO, Texas — March 3, 2011 — Western Refining, Inc. (NYSE: WNR) today reported for the fourth quarter of 2010 a net loss, excluding special items, of $3.5 million, or $0.04 per diluted share. This compares to a fourth quarter 2009 net loss, excluding special items, of $51.1 million, or $0.58 per diluted share. On a GAAP basis, the Company reported a fourth quarter 2010 net loss of $7.6 million, or $0.09 per diluted share, compared to the fourth quarter 2009 net loss of $97.5 million, or $1.11 per diluted share. The quarter-over-quarter improvement was due in large part to higher refining margins and continued benefits generated from the Company’s cost savings initiatives. A reconciliation of reported earnings excluding special items, for all periods shown, is included in the accompanying financial tables.
For the year ended December 31, 2010, the Company reported a net loss, excluding special items, of $10.1 million, or $0.11 per diluted share. This compares to full-year 2009 net loss, excluding special items, of $44.5 million, or $0.56 per diluted share. The Company reported on a GAAP basis a net loss of $17.0 million, or $0.19 per diluted share, for the full-year 2010, compared to a net loss of $350.6 million, or $4.43 per diluted share, for the full-year 2009.
The Company reported a fourth quarter Adjusted EBITDA, as defined and calculated in the accompanying financial tables, of $63.5 million compared to ($24.7) million for the same quarter in 2009. Adjusted EBITDA for the full-year 2010 was $288.1 million compared to $191.4 million for 2009.
Jeff Stevens, Western’s President and Chief Executive Officer, said, “Throughout 2010, we took a number of steps to improve our financial and operating performance. We believe the actions we took, coupled with the strength of refining margins in our markets, position Western well for 2011.”
During 2010, the Company pursued several initiatives to enhance and streamline operations, strengthen its balance sheet, and improve liquidity, including:
•	Completing the consolidation of its two Four Corners refineries into its Gallup, New Mexico refinery.

•	Achieving its goal of $50 million in annual cost savings through a number of successful initiatives which management believes are sustainable going forward.

•	Temporarily suspending refining operations at its Yorktown refinery while continuing to successfully operate the products terminal and storage facility and supplying the region with finished products.

•	Amending and extending its revolving credit facility to eliminate financial maintenance covenants under the revolver, lower the interest rate, increase borrowing capacity, and extend the maturity.

•	Reducing total debt by $47.1 million.
Commenting on current market conditions, Stevens said, “We are currently seeing an extraordinary refining margin environment during a time of year when we traditionally experience seasonally weaker margins. As an inland refiner, the widening Brent/West Texas Intermediate (WTI) spreads, strengthening crude oil contango, and expanding sweet/sour differentials are all contributing to historically high margins. We are encouraged by the very strong refining margins as we start 2011 and are optimistic that Western is well positioned as we move into the higher demand driving season.”
Conference Call Information
A conference call is scheduled for March 3, 2011, at 10:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (866) 566-8590, passcode: 25992210. The audio replay will be available through March 10, 2011, and can be accessed by dialing (800) 642-1687, passcode: 25992210.
A copy of this press release can be accessed on the Investor Relations section on Western’s website, www.wnr.com.
Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash goodwill and other impairment losses from our results of operations for the fourth quarters of 2010 and 2009 and years ended December 31, 2010 and 2009. We have also excluded fourth quarter and full year 2010 charges related to the temporary suspension of our refining operations at the Yorktown facility. Additionally, we have excluded certain fourth quarter and full year 2009 litigation charges. We have excluded these amounts to better analyze changes in our business from period-to-period as these are non-recurring charges.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Yorktown, Virginia; asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque, and El Paso; retail service stations and convenience stores in Arizona, Colorado, and New Mexico; a fleet of crude oil and finished product truck transports; and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas, and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about the strengthening refining market, the Company’s position therein, the sustainability of certain cost savings, our expectations regarding margins and spreads, and our outlook for 2011. These statements are subject to the general risks inherent in our business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.
Consolidated Financial Data
The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)
Statement of Operations Data:
Net sales (1)	$1,866,025	$1,959,352	$7,965,053	$6,807,368
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,676,154	1,828,518	7,155,967	5,944,128
Direct operating expenses (exclusive of depreciation and amortization) (1)	106,601	111,969	444,531	486,164
Selling, general, and administrative expenses	22,571	23,794	84,175	109,697
Goodwill and other impairment losses	9,075	52,788	13,038	352,340
Maintenance turnaround expense	—	3,735	23,286	8,088
Depreciation and amortization	34,327	36,599	138,621	145,981

Total operating costs and expenses	1,848,728	2,057,403	7,859,618	7,046,398

Other income (expense):
Operating income (loss)	17,297	(98,051)	105,435	(239,030)
Interest income	124	51	441	248
Interest expense	(35,381)	(33,274)	(146,549)	(121,321)
Amortization of loan fees	(2,452)	(2,038)	(9,739)	(6,870)
Write-off of unamortized loan fees	—	—	—	(9,047)
Other income (expense), net	2,655	(19,778)	7,286	(15,184)

Income (loss) before income taxes	(17,757)	(153,090)	(43,126)	(391,204)
Provision for income taxes	10,185	55,640	26,077	40,583

Net loss	$(7,572)	$(97,450)	$(17,049)	$(350,621)

Basic loss per share	$(0.09)	$(1.11)	$(0.19)	$(4.43)
Diluted loss per share	$(0.09)	$(1.11)	$(0.19)	$(4.43)
Dividends declared per common share	$—	$—	$—	$—
Weighted average basic shares outstanding	88,305	87,983	88,204	79,163
Weighted average dilutive shares outstanding	88,305	87,983	88,204	79,163
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$40,975	$(7,712)	$134,456	$140,841
Investing activities	(17,678)	(21,994)	(73,777)	(115,361)
Financing activities	(40,907)	39,557	(75,657)	(30,407)
Other Data:
Adjusted EBITDA (2)	$63,478	$(24,656)	$288,107	$191,438
Capital expenditures	21,354	22,092	78,095	115,854
Balance Sheet Data (at end of period):
Cash and cash equivalents			$59,912	$74,890
Working capital			272,750	311,254
Total assets			2,628,146	2,824,654
Total debt			1,069,531	1,116,664
Stockholders’ equity			675,593	688,452

(1)	Excludes $977.0 million, $644.4 million, $3,294.0 million, and $2,095.0 million of intercompany sales, $974.9 million, $642.4 million, $3,287.5 million, and $2,088.8 million of intercompany cost of products sold, and $2.1 million, $2.0 million, $6.5 million, and $6.2 million of intercompany direct operating expenses for the three and twelve months ended December 31, 2010 and 2009, respectively.

(2)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, loss on early extinguishment of debt, depreciation, amortization, goodwill and other impairment losses, maintenance turnaround expense, and Lower of Cost or Market, or LCM, inventory reserve adjustments. Adjusted EBITDA is not, however, a recognized measurement under United States generally accepted accounting principles, or GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA), acquisitions, and other items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

•	Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands)
Net loss	$(7,572)	$(97,450)	$(17,049)	$(350,621)
Interest expense	35,381	33,274	146,549	121,321
Provision for income taxes	(10,185)	(55,640)	(26,077)	(40,583)
Amortization of loan fees	2,452	2,038	9,739	6,870
Write-off of unamortized loan fees	—	—	—	9,047
Depreciation and amortization	34,327	36,599	138,621	145,981
Maintenance turnaround expense	—	3,735	23,286	8,088
Goodwill and other impairment losses	9,075	52,788	13,038	352,340
Net change in LCM reserve	—	—	—	(61,005)

Adjusted EBITDA	$63,478	$(24,656)	$288,107	$191,438

Refining Segment

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$1,974,235	$1,962,366	$8,070,119	$6,608,075
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,827,958	1,872,567	7,439,826	5,919,499
Direct operating expenses (exclusive of depreciation and amortization)	78,820	87,013	335,869	375,690
Selling, general, and administrative expenses	5,947	7,774	20,155	36,021
Goodwill and other impairment losses	9,075	52,788	12,832	283,500
Maintenance turnaround expense	—	3,735	23,286	8,088
Depreciation and amortization	29,450	31,375	118,661	125,537

Total operating costs and expenses	1,951,250	2,055,252	7,950,629	6,748,335

Operating income (loss)	$22,985	$(92,886)	$119,490	$(140,260)

Key Operating Statistics:
Total sales volume (bpd) (2) (7)	224,005	262,498	248,785	258,259
Total refinery production (bpd) (7)	155,334	197,210	192,997	213,833
Total refinery throughput (bpd) (3) (7)	157,044	199,739	194,492	215,815
Per barrel of throughput:
Refinery gross margin (1) (4)	$10.12	$4.89	$8.88	$8.74
Gross profit (4)	8.09	3.18	7.21	7.15
Direct operating expenses (5)	5.46	4.74	4.73	4.77
The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per barrel data)

Net sales (including intersegment sales)	$1,974,235	$1,962,366	$8,070,119	$6,608,075
Cost of products sold (exclusive of depreciation and amortization)	1,827,958	1,872,567	7,439,826	5,919,499
Depreciation and amortization	29,450	31,375	118,661	125,537

Gross profit	116,827	58,424	511,632	563,039
Plus depreciation and amortization	29,450	31,375	118,661	125,537

Refinery gross margin	$146,277	$89,799	$630,293	$688,576

Refinery gross margin per refinery throughput barrel	$10.12	$4.89	$8.88	$8.74

Gross profit per refinery throughput barrel	$8.09	$3.18	$7.21	$7.15

The following tables set forth our summary refining throughput and production data for the periods presented below:
All Refineries

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Refinery product yields (bpd)
Gasoline	85,639	109,190	102,927	113,364
Diesel and jet fuel	60,405	73,090	73,774	80,157
Residuum	5,077	5,007	4,899	5,504
Other	4,213	7,547	7,174	9,349

Liquid products	155,334	194,834	188,774	208,374
By-products	—	2,376	4,223	5,459

Total	155,334	197,210	192,997	213,833

Refinery throughput (bpd)
Sweet crude oil	122,664	121,531	131,028	126,328
Sour or heavy crude oil	20,090	52,475	44,129	65,260
Other feedstocks/blendstocks	14,290	25,733	19,335	24,227

Total	157,044	199,739	194,492	215,815

Southwest Refining

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	85,639	79,976	81,953	82,540
Diesel and jet fuel	60,405	56,256	58,122	57,976
Residuum	5,077	5,007	4,899	5,504
Other	4,213	4,170	4,033	4,391

Total refinery production (bpd)	155,334	145,409	149,007	150,411

Refinery throughput (bpd)
Sweet crude oil	122,664	114,081	125,259	124,443
Sour crude oil	20,090	22,396	14,007	17,601
Other feedstocks/blendstocks	14,290	10,773	12,022	11,038

Total refinery throughput (bpd)	157,044	147,250	151,288	153,082

Total sales volume (bpd) (2)	191,512	193,976	189,613	184,108
Per barrel of throughput:
Refinery gross margin (4)	$9.41	$6.29	$10.42	$9.88
Direct operating expenses (5)	4.54	4.99	4.39	4.69

El Paso Refinery

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	69,131	63,450	65,740	65,160
Diesel and jet fuel	53,072	49,548	51,571	50,524
Residuum	5,077	5,007	4,899	5,504
Other	3,400	3,222	3,245	3,341

Total refinery production (bpd)	130,680	121,227	125,455	124,529

Refinery throughput (bpd)
Sweet crude oil	100,708	91,691	104,119	99,680
Sour crude oil	20,090	22,396	14,007	17,601
Other feedstocks/blendstocks	11,108	8,450	9,051	9,184

Total refinery throughput (bpd)	131,906	122,537	127,177	126,465

Total sales volume (bpd) (2)	155,834	159,570	153,398	147,854
Per barrel of throughput:
Refinery gross margin (4)	$8.83	$5.82	$9.37	$9.20
Direct operating expenses (5)	3.57	3.85	3.50	3.60
Four Corners Refineries

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010 (6)	2009 (6)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	16,508	16,526	16,213	17,380
Diesel and jet fuel	7,333	6,708	6,551	7,452
Other	813	948	788	1,050

Total refinery production (bpd)	24,654	24,182	23,552	25,882

Refinery throughput (bpd)
Sweet crude oil	21,956	22,390	21,140	24,763
Other feedstocks/blendstocks	3,182	2,323	2,971	1,854

Total refinery throughput (bpd)	25,138	24,713	24,111	26,617

Total sales volume (bpd)(2)	35,678	34,406	36,215	36,254
Per barrel of throughput:
Refinery gross margin(4)	$14.13	$12.09	$16.82	$15.17
Direct operating expenses(5)	6.91	9.55	6.68	8.79

Yorktown Refinery

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	—	29,214	28,043	30,824
Diesel and jet fuel	—	16,834	20,926	22,181
Other	—	3,377	4,199	4,958

Liquid products	—	49,425	53,168	57,963
By-products	—	2,376	5,647	5,459

Total refinery production (bpd)	—	51,801	58,815	63,422

Refinery throughput (bpd)
Sweet crude oil	—	7,450	7,713	1,885
Heavy crude oil	—	30,079	40,274	47,659
Other feedstocks/blendstocks	—	14,960	9,777	13,189

Total refinery throughput (bpd)	—	52,489	57,764	62,733

Total sales volume (bpd) (2) (7)	—	68,521	59,172	74,151
Per barrel of throughput:
Refinery gross margin (1) (4)	$—	$0.94	$3.49	$5.97
Direct operating expenses (5)	—	4.03	5.93	4.95

(1)	Cost of products sold includes non-cash LCM recoveries of $61.0 million for 2009 related to valuation of our Yorktown inventories to net realizable market values in 2008. The non-cash adjustment resulted in a corresponding increase of $0.78 in combined refinery gross margins for the year ended December 31, 2009. The non-cash adjustment resulted in a corresponding increase of $2.66 in Yorktown’s refinery gross margins for the year ended December 31, 2009.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(5)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization, and combined refinery direct operating expenses include transportation and other related expenses not specific to a particular refinery.

(6)	Until November 2009, Four Corners refining was comprised of two separate facilities; the Bloomfield refinery and the Gallup refinery. In late November 2009, we consolidated refining operations into the Gallup facility and indefinitely suspended refining operations at the Bloomfield refinery. We calculated total barrels per day sales volume, refinery production, and refinery throughput related to the Four Corners refineries by dividing the year ended December 31, 2009 by 365 days.

(7)	In September 2010, we temporarily suspended refining operations at our Yorktown refinery. We calculated Yorktown total barrels per day refinery production and refinery throughput by dividing total volumes by 273 days. Total Yorktown sales volume includes refined product sales, following the temporary suspension through December 31, 2010. We calculated Yorktown’s barrels per day sales volume by dividing total refinery sales volume by 365 days.

For our combined refining operating statistics, we calculated total barrels per day sales volume, refinery production, refinery throughput, and refinery products yields by dividing all refineries’ operations by 365 days.
Wholesale Segment

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$688,397	$477,931	$2,470,586	$1,664,397
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	666,228	457,191	2,383,931	1,579,910
Direct operating expenses (exclusive of depreciation and amortization)	13,115	11,622	48,222	51,775
Selling, general and administrative expenses	3,939	3,932	12,638	16,566
Goodwill impairment losses	—	—	—	41,230
Depreciation and amortization	1,155	1,411	5,069	5,616

Total operating costs and expenses	684,437	474,156	2,449,860	1,695,097

Operating income (loss)	$3,960	$3,775	$20,726	$(30,700)

Operating Data:
Fuel gallons sold (in thousands)	274,276	211,693	1,009,786	823,207
Fuel margin per gallon (1)	$0.06	$0.07	$0.07	$0.07
Lubricant sales	$24,723	$24,392	$102,200	$111,193
Lubricant margins (2)	10.7%	11.9%	11.5%	9.6%

The following table reconciles fuel sales and cost of fuel sales to net sales and cost of products sold:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$724,946	$505,314	$2,588,628	$1,749,431
Excise taxes included in fuel sales	(69,172)	(59,192)	(250,550)	(224,771)
Lubricant sales	24,723	24,392	102,200	111,193
Other sales	7,900	7,417	30,308	28,544

Net sales	$688,397	$477,931	$2,470,586	$1,664,397

Cost of products sold:
Fuel cost of products sold	$709,432	$491,321	$2,527,758	$1,692,177
Excise taxes included in fuel sales	(69,172)	(59,192)	(250,550)	(224,771)
Lubricant cost of products sold	22,090	21,496	90,411	100,567
Other cost of products sold	3,878	3,566	16,312	11,937

Cost of products sold	$666,228	$457,191	$2,383,931	$1,579,910

Fuel margin per gallon (1)	$0.06	$0.07	$0.07	$0.07

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)	Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricants cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricants sales.

Retail Segment

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$180,439	$163,493	$718,369		$629,938
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	156,860	141,151	619,674		533,481
Direct operating expenses (exclusive of depreciation and amortization)	16,820	15,381	66,997		64,979
Selling, general and administrative expenses	1,670	1,454	5,095		6,216
Goodwill impairment losses	—	—	—		27,610
Depreciation and amortization	2,614	2,522	10,245		9,820

Total operating costs and expenses	177,964	160,508	702,011		642,106

Operating income (loss)	$2,475	$2,985	$16,358	$	(12,168)

Operating Data:
Fuel gallons sold (in thousands)	51,472	50,316	207,303		205,532
Fuel margin per gallon (1)	$0.17	$0.17	$0.19		$0.18
Merchandise sales	46,884	44,757	$191,324		$189,096
Merchandise margin (2)	28.4%	28.4%	28.5%		28.4%
Operating retail outlets at period end			150		149
     The following table reconciles fuel sales and cost of fuel sales to net sales and cost of products sold:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$147,564	$131,491	$582,688	$489,033
Excise taxes included in fuel revenues	(19,942)	(18,349)	(79,639)	(71,998)
Merchandise sales	46,884	44,757	191,324	189,096
Other sales	5,933	5,594	23,996	23,807

Net sales	$180,439	$163,493	$718,369	$629,938

Cost of products sold:
Fuel cost of products sold	138,583	123,101	543,916	451,485
Excise taxes included in fuel cost of products sold	(19,942)	(18,349)	(79,639)	(71,998)
Merchandise cost of products sold	33,569	32,059	136,855	135,459
Other cost of products sold	4,650	4,340	18,542	18,535

Cost of products sold	$156,860	$141,151	$619,674	$533,481

Fuel margin per gallon (1)	$0.17	$0.17	$0.19	$0.18

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to fuel sales.

(2)	Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.
Reconciliations of Special Items
We present below certain additional financial measures that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe that it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)

Reported earnings (losses) per share	$(0.09)	$(1.11)	$(0.19)	$(4.43)

Earnings (loss) before income taxes	$(17,757)	$(153,090)	$(43,126)	$(391,204)
Goodwill and other impairment losses (1) (2)	9,075	52,788	13,038	352,340
Litigation charges (3)	—	20,000	—	20,000
Non-cash LCM inventory adjustment (4)	—	—	—	(61,005)
Yorktown suspension costs (5)	524	—	4,502	—

Earnings (loss) before income taxes excluding special items	(8,158)	(80,302)	(25,586)	(79,869)
Recomputed income taxes after special items	4,679	29,189	15,471	35,365
Net income (loss) excluding special items	$(3,479)	$(51,113)	$(10,115)	$(44,504)

Diluted earnings (loss) per share excluding special items	$(0.04)	$(0.58)	$(0.11)	$(0.56)

(1)	During the second quarter of 2009, we determined that the goodwill in four of our six reporting units was impaired, which resulted in a pre-tax and after-tax goodwill impairment loss of $299.6 million in the quarter. The goodwill impairment loss is included in the refining, retail, and wholesale segments’ operating income but is excluded from the operating results presented here in order to make information comparable between periods.

(2)	During the fourth quarter of 2009, we indefinitely suspended the refining operations at our Bloomfield facility, which resulted in a pre-tax impairment loss of $52.8 million related to certain of the Bloomfield long-lived and intangible assets. The other impairment losses are included in the refining segment’s operating income but are excluded from the operating results presented here in order to make information comparable between periods. During the fourth quarter of 2010, the Company recorded an additional impairment charge of $9.1 million resulting from its fourth quarter 2010 analysis of specific assets that the Company had previously planned to relocate from the Bloomfield facility to the Gallup refinery. Based on the current operations of the Gallup refinery, the Company has determined that one of the three assets set aside for relocation to Gallup was no longer required to attain the Company’s desired levels of production. During the third quarter of 2010, the Company permanently closed its product distribution terminal in Flagstaff, Arizona and recorded an impairment charge of $3.8 million.

(3)	During the fourth quarter of 2009, we recorded a $20.0 million pre-tax charge from the settlement of a lawsuit with Statoil Marketing & Trading (US) Inc. in which we were the defendant. We made a cash payment of $10.0 million in March 2010, with the remainder to be paid within the next two years. The settlement charge is excluded from the refining segment’s operating income but is included in the operating results presented here in order to make information comparable between periods.

(4)	During the fourth quarter of 2008, we recorded an adjustment to reduce the carrying value of our inventories to the lower of cost or market, which resulted in a pre-tax increase of cost of products sold of $61.0 million. During the first through the third quarters of 2009, reversing adjustments to value our inventories at the lower of cost or market were recorded, which resulted in a pre-tax decrease in cost of products sold for $61.0 million. This reversal is included in the refining segment’s operating income but is excluded from the operating results presented here in order to make that information comparable between periods.

(5)	During the third quarter of 2010, we temporarily suspended refining opertions at our Yorktown facility. In connection with this change in operations, we recorded one-time termination benefits of $3.0 million and other refinery costs relating to the temporary suspension of operations at Yorktown of $1.5 million in the third and fourth quarters of 2010. These were non-recurring charges.